Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2013 relating to the balance sheet of Silvercrest Asset Management Group Inc. as of December 31, 2012, contained in Registration Statement No. 333 – 188005 on Form S-1, as amended.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 2, 2013